SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Obalon Therapeutics, Inc.
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2019 ANNUAL MEETING OF STOCKHOLDERS
July 23, 2019
OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F, CARLSBAD, CALIFORNIA 92008

June 13, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Obalon Therapeutics, Inc. at 8:00 a.m. Pacific Time, on Tuesday, July 23, 2019, at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call (858) 252-6361 no later than 5:00 p.m. Pacific Time on Friday, July 19, 2019 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2019 Annual Meeting of Stockholders?” of the proxy statement for more information about how to attend the meeting in person.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access your proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can access our proxy materials and vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. If you hold your shares through a bank or broker, you will need a proxy from your bank or broker to vote your shares in person at the Annual Meeting.
Thank you for your support.
Sincerely,
William Plovanic
President and Chief Financial Officer
Carlsbad, California

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, July 23, 2019

OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F, CARLSBAD, CALIFORNIA 92008

The Annual Meeting of Stockholders (the “Annual Meeting”) of Obalon Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008 on Tuesday, July 23, 2019, at 8:00 a.m. Pacific Time, for the following purposes:

1.
To elect two nominees, Dr. Kim Kamdar and Andrew Rasdal as Class III Directors to serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.
To approve the proposal to authorize the Company's Board of Directors, in its discretion but in no event later than the date of the 2020 Annual Meeting of Stockholders, to amend the Company's Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on June 6, 2019 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open for examination by any stockholder at our principal executive offices at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
William Plovanic
President and Chief Financial Officer
Carlsbad, California
June 13, 2019

PROXY STATEMENT

OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F CARLSBAD, CALIFORNIA 92008

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Obalon Therapeutics, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, July 23, 2019 (the “Annual Meeting”), at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, CA, 92008 at 8:00 a.m., Pacific Time, and at any continuation, postponement or adjournment thereof. Holders of record of shares of common stock, $0.001 par value per share (“Common Stock”), as of the close of business on June 6, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were [29,050,751] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2018 (the “2018 Annual Report”), or the Notice of Internet Availability of Proxy Materials, as applicable, will be sent on or about June 13, 2019 to our stockholders on the Record Date.
In this proxy statement, “Obalon,” the “Company,” “we,” “us” and “our” refer to Obalon Therapeutics, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JULY 23, 2019
This Proxy Statement and our 2018 Annual Report to Stockholders are available at:
http://www.astproxyportal.com/ast/21066/.

At this website, you will find a complete set of the following proxy materials: notice of 2019 Annual Meeting of Stockholders; proxy statement (with sample proxy card); and 2018 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.
Stockholders may receive directions to attend the meeting in person by calling (858) 252-6361. Stockholders must call this number no later than 5:00 p.m. Pacific Time on Friday, July 19, 2019.
PROPOSALS

At the Annual Meeting, our stockholders will be asked:

1.
To elect Dr. Kim Kamdar and Andrew Rasdal as Class III Directors for a three-year term that expires at the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.
To approve the proposal to authorize the Board, in its discretion but in no event later than the date of the 2020 Annual Meeting of Stockholders, to amend the Company's Restated Certificate of Incorporation, as amended ("Charter"), to effect a reverse stock split of the Company's Common Stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Board and included in a public announcement (the "Reverse Stock Split Proposal");

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the proxy will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:

1.	FOR the election of Dr. Kim Kamdar and Andrew Rasdal as Class III Directors;

2.	FOR the Reverse Stock Split Proposal; and

3.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the proxy will vote your shares in accordance with their best judgment.
INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2018 Annual Report available to our stockholders electronically via the Internet. On or about June 13, 2019, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2018 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact American Stock Transfer & Trust Company (“AST”) at (888) 937-5449, by e-mail at info@astfinancial.com or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact AST at the above phone number or address.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is June 6, 2019. You are entitled to vote on the matters presented at the Annual Meeting if you were a stockholder of record at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were [29,050,751] shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name, which is registered on our books. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. The bank or broker is considered to be the record holder of your shares held in "street name".
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your bank or brokerage firm. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain, and present at the Annual Meeting, a legal proxy from your bank or brokerage firm.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. If you hold your shares in street name you must obtain a valid proxy from your broker or bank to vote at the Annual Meeting. If you would like to attend the Annual Meeting, you must call (858) 252-6361 no later than 5:00 p.m. Pacific Time on Monday, July 19, 2019 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, to attend the Annual Meeting you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone: You can vote by telephone by calling 1-800-776-9437 and following the instructions on the proxy card;

•	by Internet: You can vote over the Internet at www.voteproxy.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail: If you received a printed proxy, you can vote by mail by signing, dating and mailing the proxy card that accompanied the printed proxy.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 22, 2019. Stockholders of record may also vote in person at the Annual Meeting.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting is generally offered to stockholders owning shares through banks and brokers. If your shares are held in street name and you would like to vote your shares in person at the Annual Meeting, you will need to contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.
If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Obalon prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.
WHO WILL COUNT THE VOTES?

Our transfer agent, AST, is expected to tabulate the votes and an employee of the Company is expected to be our inspector of election and will certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, along with the description of each proposal in this proxy statement.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the Reverse Stock Split Proposal. Broker non-votes on the election of directors will have no effect, as the two directors that receive the highest number of votes will be elected. Broker non-votes have the effect of an against vote on the Reverse Stock Split Proposal. Broker non-votes count for purposes of determining whether a quorum is present.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the Reverse Stock Split Proposal and the proposal regarding the ratification of the appointment of KPMG LLP, represents a stockholder's affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors, while abstentions have the effect of a vote against on the Reverse Stock Split Proposal, and have no effect on the ratification of the appointment of KPMG LLP.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Approval of Reverse Stock Split	The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as a vote AGAINST the Reverse Stock Split.
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals To Be Voted On

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class III Directors are to be elected to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2022 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Kim Kamdar, Ph.D. and Andrew Rasdal for re-election as Class III Directors at the Annual Meeting. Kelly Huang, who was appointed to our Board, and as our Chief Executive Officer and President, in January 2019, resigned from his executive officer and director positions effective as of May 20, 2019. William Plovanic, our Chief Financial Officer, was appointed President and a Class I director effective as of May 20, 2019. Jonah Shacknai resigned from our Board on July 10, 2018.
Our Charter and Amended and Restated Bylaws (the “Bylaws”) provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have eight (8) authorized directors on our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The following table summarizes the class, independence and committee membership of our directors:

Name	Age	Position	Independent	Committee Membership
CLASS III DIRECTORS - Nominated for Re-election with a Term to Expire at the 2022 Annual Meeting
Kim Kamdar, Ph.D.	52	Director	X	Nominating and Corporate Governance (Chair) Compensation
Andrew Rasdal	60	Executive Chairman of the Board of Directors
CLASS I DIRECTORS - Terms to Expire at the 2020 Annual Meeting
Douglas Fisher, M.D.	43	Director	X	Nominating and Corporate Governance
Sharon Stevenson, DVM Ph.D.	69	Director	X	Audit
William Plovanic	50	President, Chief Financial Officer, and Director
CLASS II DIRECTORS - Terms to Expire at the 2021 Annual Meeting
Raymond Dittamore	76	Director	X	Audit Compensation (Chair)
Les Howe	75	Director	X	Nominating and Corporate Governance Audit (Chair)
David Moatazedi	41	Director	X	Audit Compensation

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.
There are no family relationships among any of our executive officers or directors.
All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

The Board unanimously recommends a vote FOR the election of the below two Class III Director nominees.
NOMINEES FOR CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The principal occupations and business experience, for at least the past five years, of each Class III Nominee for election at the 2019 Annual Meeting are as follows:
Kim Kamdar, Ph.D. has served as a member of our Board since January 2008. Dr. Kamdar is currently a partner at Domain Associates, LLC, a venture capital firm, where she has worked since 2005. Prior to Domain, Dr. Kamdar was a Kauffman Fellow with MPM Capital, as well as a research director at Novartis International AG. Dr. Kamdar is currently chair of the board and Chief Executive Officer of Aspen Neuroscience, a private company that is developing personalized regenerative medicine, a position she has held since October 2018. Dr. Kamdar currently serves on the board of several private companies including: Epic Sciences, Inc., Omniome, Inc., ROX Medical, Inc., Sera Prognostics, Inc., and Singular Genomics Systems, and Truvian Sciences (chairperson). Dr. Kamdar also serves on the board of EvoFem Biosciences, a public company. Dr. Kamdar also previously served on the board of directors of Ariosa Diagnostics, Inc., a molecular diagnostics company, from 2010 until it was sold to Roche in January 2015. Dr. Kamdar serves as an advisory board member of Scripps Medicine and of Evolvence India Life Sciences Fund. She is also a board member of San Diego’s CONNECT Foundation. Dr. Kamdar holds a B.A. from Northwestern University and a Ph.D. from Emory University. Our Board believes that Dr. Kamdar’s extensive experience advising medical device companies qualifies her to serve on our Board.
Andrew Rasdal has served as a member of our Board since June 2008, and as Executive Chairman of our Board since January 2019. Mr. Rasdal also served as our President and Chief Executive Officer from June 2008 to January 2019. Previously, Mr. Rasdal was the President and Chief Executive Officer at DexCom, Inc., a medical device company, from January 2002 until June 2007. Prior to DexCom, Mr. Rasdal served as President of Vascular and Senior Vice President for Medtronic, Inc., a medical technology development company, from 1999 to 2002. Prior to Medtronic, Mr. Rasdal served as Vice President of Marketing at Arterial Vascular Engineering, Inc., or AVE (acquired by Medtronic), a coronary stent company, from 1997 to 1999. Mr. Rasdal has also served in various senior positions at EP Technologies, Inc., SCIMED Life Systems, Inc. and Advanced Cardiovascular Systems, Inc. Mr. Rasdal holds a B.S. from San Jose State University and an M.M. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Rasdal should serve as a director due to his deep understanding of our company and products and his significant experience in the medical technology industry.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The principal occupations and business experience, for the past five years, of each Class I Director are as follows:
Douglas Fisher, M.D. has served as a member of our Board since May 2012. Dr. Fisher is currently an Executive in Residence at InterWest Partners LLC, a venture capital firm, where he has worked since March 2009. Dr. Fisher also serves as the Chief Business Officer at Sera Prognostics, Inc., a biotechnology company, where he has worked since January 2015. Prior to joining InterWest, Dr. Fisher served as Vice President of New Leaf Venture Partners LLC, a private equity and venture capital firm, from January 2006 to March 2009. Prior to joining New Leaf, Dr. Fisher was a project leader with The Boston Consulting Group, Inc., a global management consulting firm, from November 2003 to February 2006. Dr. Fisher currently serves on the board of private companies Gynesonics, Inc. and Indi Molecular, Inc and public company Precipio Diagnostics. Dr. Fisher previously served on the board of QuatRx Pharmaceuticals Company, Cardiac Dimensions, PMV Pharmaceuticals, Inc. and Sera Prognostics, Inc. Dr. Fisher holds an A.B. and a B.S. from Stanford University, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School of the University of Pennsylvania. Our Board believes that Dr. Fisher’s extensive experience in the medical device industry qualifies him to serve on our Board.
Sharon Stevenson, DVM Ph.D. has served as a member of our Board since January 2008. Dr. Stevenson is currently a Co-Founder and Managing Director of Okapi Venture Capital, a venture capital company, where she has worked since 2005. Prior to founding Okapi, Dr. Stevenson was the Senior Vice President of Technology and Planning for SkinMedica, Inc. (acquired by Allergan, Inc.) from 2003 to 2004. Prior to SkinMedica, Dr. Stevenson was a Principal with Domain Associates, LLC from 2000 to 2003. While at Domain, Dr. Stevenson also served as President and Chief Financial Officer of Volcano Corporation. Dr. Stevenson currently serves on the board of private companies WiserCare, Inc., and BioTrace Medical, Inc., and has previously served on the board of directors of private companies OrthAlign, Inc. from 2008 to 2014, PathCentral, Inc from 2010 through 2013, Helixis, Inc. before its acquisition by Illumina in 2010, and Focal Therapeutics, Inc. before its acquisition by Hologic Corporation in 2018. Dr. Stevenson holds a Master of Science in Veterinary Pathology and Doctor of Veterinary Medicine from The Ohio State University, an M.B.A from the UCLA Anderson Graduate School of Management and a Ph.D. in Comparative Pathology from the University of California, Davis. Our Board believes that Dr. Stevenson’s extensive industry experience and experience advising medical aesthetic companies qualifies her to serve on our Board.
William Plovanic has served as our Chief Financial Officer since March 2016 and was appointed as President and a Class I director in May 2019. Previously, Mr. Plovanic served as Managing Director, Medical Technology Equity Research at Canaccord Genuity Inc., an investment bank, from February 2007 to March 2016. Prior to Canaccord Genuity, Mr. Plovanic served in various roles at First Albany Capital Inc. from February 2001 to February 2007, including as Managing Director, Equity Research. Mr. Plovanic holds a B.S. from Bradley University and is a CFA Charterholder.
CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The principal occupations and business experience, for the past five years, of each Class II Director are as follows:
Raymond Dittamore has served as a member of our Board since March 2016. Mr. Dittamore retired in June 2001 as a partner of Ernst & Young LLP, an international public accounting firm, after 35 years of service. Mr. Dittamore served on the board of directors of QUALCOMM Incorporated, a semiconductor and telecommunications equipment company from December 2002 to March 2017. Mr. Dittamore also served on the board of directors of Life Technologies Corporation from 2001 until its acquisition by Thermo Fisher in 2014. Previously, Mr. Dittmamore served on the board of directors of Gen-Probe Incorporation and Digirad Corporation. Mr. Dittamore holds a B.S. degree in accounting from San Diego State University. Our Board believes that Mr. Dittamore’s extensive auditing and accounting experience as well as his industry knowledge qualifies him to serve on our Board.

Les Howe has served as a member of our Board since January 2016. Mr. Howe served as the Chief Executive Officer of Consumer Networks LLC, an internet marketing and promotions company, from December 2001 until the company was sold in 2007. From July 1967 to September 1997, Mr. Howe held several positions at KPMG Peat Marwick LLP, an international auditing and accounting firm, and served as area managing partner/managing partner of their Los Angeles office from May 1994 to September 1997. Mr. Howe served on the board of directors of NuVasive, Inc., from 2014 to 2018. Mr. Howe previously served on the board of directors of Volcano Corporation from 2005 through 2015, and Jamba, Inc. from 2007 through 2016. Mr. Howe also previously served on the board of djo Orthopedics, Inc., and P.F. Chang's China Bistro, Inc. Mr. Howe holds a B.S. and B.A. from the University of Arkansas. Our Board believes that Mr. Howe’s extensive executive leadership experience and auditing and accounting experience qualifies him to serve on our Board.
David Moatazedi has served as a member of our Board since March 2017. Mr. Moatazedi joined Evolus, Inc., a performance beauty company, as its Chief Executive Officer and President in May 2018. Mr. Moatazedi formerly served as Senior Vice President of U.S. Aesthetics division at Allergan, Inc., which includes facial aesthetics, plastic surgery and skin care products. Mr. Moatazedi has worked in various leadership capacities within Allergan since March 2005, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach. Our Board believes that Mr. Moatazedi’s extensive sales and marketing experience and experience managing medical aesthetic products qualifies him to serve on our Board.

PROPOSAL 2 - APPROVAL OF REVERSE STOCK SPLIT

Our Board, on May 30, 2019, unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval a second amendment to our Charter (the "Second Amendment") to effect a reverse stock split of our issued and outstanding Common Stock (the "Reverse Stock Split") with a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by our Board in its discretion. The Reverse Stock Split will also affect outstanding options and warrants, as described in "-Effect on Equity Compensation Plans and Outstanding Options and Warrants" below. Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time after the approval of the Second Amendment but prior to the date of our 2020 annual meeting of stockholders (the "2020 Annual Meeting"), with the exact exchange ratio and timing to be determined at the discretion of the Board and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the Second Amendment to implement the Reverse Stock Split prior to the time the Second Amendment is filed and becomes effective.
If approved, this proposal would approve the Second Amendment set forth in Appendix A. The text of the proposed Second Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed Second Amendment. Stockholders are urged to carefully read Appendix A.
BACKGROUND

Our Common Stock is currently listed on the Nasdaq Global Market under the symbol “OBLN.” The continued listing requirements of the Nasdaq Global Market provide, among other things, that our common stock must not have a closing bid price under $1.00 for 30 consecutive business days and must maintain a minimum of $10,000,000 in stockholders' equity.
On May 16, 2019, we received a written notice from Listing Qualifications Staff of the Nasdaq Stock Market LLC ("Nasdaq") notifying us that the closing bid price for our common stock had been below $1.00 for the last 30 consecutive business days and that we were therefore not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).
To regain compliance with the minimum bid price requirement, our common stock must have a closing bid price of at least $1.00 for a minimum of ten days within the 180-day period from the date of the bid-price notice, or by November 12, 2019. In the event that our common stock does not close at a bid price of at least $1.00 for a minimum of ten days in the first 180-day period, we may be eligible for a second 180-day period to comply, provided that we comply with the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, among other requirements.
Our Board determined that the continued listing of our Common Stock on the Nasdaq Global Market is beneficial for our stockholders. If our Common Stock is delisted from the Nasdaq Global Market, our Board believes that the trading market for our

Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.
The purpose of the Reverse Stock Split is to decrease the total number of shares of Common Stock outstanding and proportionately increase the market price of the Common Stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Global Market. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders, and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Global Market. Accordingly, our Board approved the Reverse Stock Split in order to help ensure that the share price of our Common Stock meets the continued listing requirements of the Nasdaq Global Market.
Our Board, on May 30, 2019, unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval the Second Amendment to effect the Reverse Stock Split with a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the Board and included in a public announcement, with respect to the issued and outstanding Common Stock of the Company. The reverse stock split will also affect outstanding options and warrants, as described in “-Effect on Equity Compensation Plans and Outstanding Options and Warrants” below. Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time after the approval of the Second Amendment but prior to the date of our 2020 Annual Meeting, with the exact exchange ratio and timing to be determined at the discretion of the Board and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the Second Amendment to implement the Reverse Stock Split prior to the time the Second Amendment is filed and becomes effective.
On May 15, 2019 we received a separate written notice from Nasdaq notifying us that we are also not in compliance with Nasdaq Listing Rule 5450(b)(1)(A) based on our Quarterly Report on Form 10‑Q for the quarter ended March 31, 2019, which reported our stockholders’ equity as $6,518,000, which is below the minimum of $10,000,000 in stockholders’ equity required for continued listing. We have 45 days, or until July 1, 2019, to submit a plan to regain compliance with the minimum stockholders' equity requirement. If Nasdaq accepts the plan, it may grant us an extension of up to 180 days from the date of the notice to regain compliance. Regardless of whether we have achieved Nasdaq’s minimum bid-price requirement, in the event that Nasdaq does not accept our compliance plan for increasing our stockholder’s equity to meet the minimum $10,000,000 requirement, our common stock will be delisted, although we will have the opportunity to appeal the decision. Alternatively, we may apply to transfer to the Nasdaq Capital Market, which has a lower minimum stockholders' equity requirement, if we otherwise satisfy all of the Nasdaq Capital Market’s listing requirements.
EFFECTIVE TIME OF THE REVERSE STOCK SPLIT

If this proposal is approved and our Board determines to effect the Reverse Stock Split, we will file the proposed Second Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time the Second Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of our Board.
If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split on or before the date of our 2020 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Second Amendment to effect the Reverse Stock Split will be abandoned. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.
REASONS FOR THE REVERSE STOCK SPLIT

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of Common Stock outstanding and proportionately increase the market price of the Common Stock above $1.00 per share in order to meet the continuing listing minimum bid price requirements of the Nasdaq Global Market. Delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Global Market. Accordingly, our Board has approved the Reverse Stock Split in order to help ensure that the share price of our Common Stock meets the continued listing requirements of the Nasdaq Global Market.
BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the board of the directors may consider numerous factors including:

•	the historical and projected performance of our Common Stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Common Stock and our ability to maintain continued listing on the Nasdaq Global Market;

•	our capitalization (including the number of shares of Common Stock issued and outstanding);

•	the then-prevailing trading price for our Common Stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.
CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•
Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, we cannot assure you that the Reverse Stock Split, if effected, will increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the market price. The effect that the Reverse Stock Split may have upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•
Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Global Market.

•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of Common Stock would remain unchanged. As a result, additional authorized shares of Common Stock would become available for issuance at such times and for such purposes as the Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of Common Stock are issued in the future, such shares could be dilutive to existing stockholders of the Company by decreasing such stockholders’ percentage of equity ownership in the Company. See “-Potential Anti-Takeover Effect” below for more information on potential anti-takeover effects of the Reverse Stock Split.

•
Although our Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding Common Stock, each holder of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of Common Stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of Common Stock will not be affected by the Reverse Stock Split. Shares of Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.
The Reverse Stock Split will not affect the number of authorized shares of Common Stock, which is currently 100,000,000 shares. The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.
EFFECT ON EQUITY COMPENSATION PLANS AND OUTSTANDING OPTIONS AND WARRANTS

If the Reverse Stock Split is approved and effected, the total number of shares of Common Stock reserved for issuance under our 2016 Equity Incentive Plan and our 2008 Equity Incentive Plan (collectively, the “Plans”), would be reduced in proportion to the ratio selected by our Board. As of June 6, 2019, there were a total of [3,967,269] shares of Common Stock reserved for issuance upon the exercise of stock options outstanding under the Plans, a total of 86,957 shares of Common Stock reserved for issuance upon vesting of restricted stock units, [1,739,774] shares available for future awards under our 2016 Equity Incentive Plan, and 745,234 shares available for future issuance under our 2016 Employee Stock Purchase Plan. In the event of a 1-for-5 Reverse Stock Split, or a 1-for-20 Reverse Stock Split: (i) the shares reserved for issuance upon the exercise of stock options outstanding would be approximately [793,454] and approximately [198,364] shares, respectively; (ii) the shares reserved for issuance upon vesting of restricted stock units would be approximately 17,392 and approximately 4,348 shares, respectively; (iii) the shares available for future awards under the 2016 Equity Incentive Plan would be approximately [347,955] and approximately [86,989] shares, respectively; and (iv) the shares available for future issuance under the 2016 Employee Stock Purchase Plan would be approximately [149,047] and approximately [37,262] shares, respectively.
Under the terms of our outstanding equity awards and options, the proposed Reverse Stock Split would adjust and proportionately reduce the number of shares of Common Stock issuable upon exercise or vesting of such awards and options in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards and options. The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards and options and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the Plans, non-statutory stock option grants, which may include rounding the number of shares of Common Stock issuable down to the nearest whole share.
The following table, which is provided for illustrative purposes only, contains approximate information relating to our Common Stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of June 6, 2019, without giving effect to the treatment of fractional shares.

	June 6, 2019	1-for-5	1-for-10	1-for-15	1-for-20
Number of authorized shares of Common Stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of Common Stock	[29,050,741]	[5,810,149]	[2,905,075]	[1,936,717]	[1,452,538]
Number of shares of Common Stock reserved for issuance upon exercise of outstanding stock options	[3,967,269]	[793,454]	[396,727]	[264,485]	[198,364]
Number of shares of Common Stock reserved for issuance upon vesting of restricted stock units	86,957	17,392	8,696	5,798	4,348
Number of shares of Common Stock reserved for issuance for future awards under our 2016 Equity Compensation Plan	[1,739,774]	[347,955]	[173,978]	[115,985]	[86,989]
Number of shares of Common Stock reserved for issuance for future awards under our 2016 Employee Stock Purchase Plan	[745,234]	[149,047]	[74,524]	[49,683]	[37,262]
Number of authorized and unreserved shares of Common Stock not outstanding	[64,410,025]	[92,882,003]	[96,441,000]	[97,627,332]	[98,220,499]

POTENTIAL ANTI-TAKEOVER EFFECT

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Charter and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
ACCOUNTING MATTERS

The Reverse Stock Split will not affect the par value per share of Common Stock, which will remain unchanged at $0.001 per share. The stockholders' equity, in the aggregate, will remain unchanged. At the effective time of the Reverse Stock Split, the stockholders' equity will reflect the following: (i) the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split; and (ii) correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and the other per share amounts will be increased because there will be fewer shares of our Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. Additional adjustments will be made to these accounts as a result of any rounding to avoid the existence of fractional shares.
MECHANICS OF THE REVERSE STOCK SPLIT

Effect on Registered “Book-Entry” Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Fractional Shares
Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.
No Dissenters’ or Appraisal Rights
Under the DGCL, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold our Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an "applicable financial statement" (as defined in the Code); (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) S corporations and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our Common Stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are treated as non-U.S. persons for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). This discussion also does not address the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our Common Stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
Taxation of Stockholders
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered, and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
The Board unanimously recommends a vote FOR the Reverse Stock Split Proposal.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting, and to have an opportunity to make a statement if they intend to do so and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2019. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

The Board unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Obalon Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Audit Committee
Les Howe, Chair
Raymond Dittamore
Sharon Stevenson, DVM Ph.D.
David Moatazedi

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Year Ended December 31,
Fee Category	2018	2017
Audit Fees	$534,575	$580,860
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,780	1,780
Total Fees	$536,355	$582,640

For 2018, $341,780 of the total fees were billed as of December 31, 2018. For 2017, $150,000 of the total fees were billed as of December 31, 2017.
For 2018 and 2017, All Other Fees represent fees for a subscription to KPMG's accounting research tool.
AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, the issuance of consents for 2018 and 2017, and comfort letters in connection with registration statements.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, including all audit services, audit-related services, tax services, and all other services. The Audit Committee pre-approves the engagement of the independent registered accounting firm and the provision of audit services and audit-related services on an annual basis and pre-approves the particular tax and all other services on a case-by-case basis and does not delegate approval to management. All of the services of KPMG LLP for 2018 and 2017 described above were pre-approved by the Audit Committee.

Executive Officers

The following table identifies our executive officers as of June 6, 2019:

Name	Age	Position
Andrew Rasdal	60	Executive Chairman
William Plovanic	50	President, Chief Financial Officer and Director
Mark Brister	57	Chief Technology Officer
Amy VandenBerg	44	Chief Clinical and Regulatory Affairs Officer
Robert MacDonald	59	Chief Retail Officer
Nooshin Hussainy	61	Vice President of Finance
Robert Mondore	46	Vice President of Operations
Daina Schmidt	57	Vice President of Marketing
Neil Drake	42	Vice President of Research and Development

Kelly Huang, Ph.D. resigned from his positions as President, Chief Executive Officer and Director as of May 20, 2019. The following is biographical information for our executive officers other than Messrs. Plovanic and Rasdal, whose biographical information is included under "Board of Directors".
Mark Brister has served as our Chief Technology Officer since November 2016 and previously as Vice President of Research and Development since June 2008. Prior to joining us, Mr. Brister served as the Vice President of Research and Development for DexCom from 2003 to 2008. Prior to DexCom, Mr. Brister served as Vice President Vascular Research and Development for Medtronic from 1999 to 2003. Prior to Medtronic, Mr. Brister served as Vice President of Research and Development and Director of Operations for Arterial Vascular Engineering from 1993 to 1999.
Amy VandenBerg has served as our Chief Clinical and Regulatory Affairs Officer since January 2019 and previously as Vice President of Regulatory Affairs since February 2012 and assumed the position of Vice President of Clinical and Regulatory Affairs in November 2014. Ms. VandenBerg joined us in 2008 as Director of Regulatory Affairs. Prior to joining us, Ms. VandenBerg held positions of increasing leadership at other medical device companies, including DexCom and Cygnus, Inc. Ms. VandenBerg has more than 20 years of experience with a focus on medical device quality systems, clinical affairs as well as domestic and international regulatory affairs. Ms. VandenBerg holds a B.S. from St. Mary’s College of California.
Robert MacDonald has served as our Chief Retail Officer since May 30, 2019. Prior to joining us, Mr. MacDonald served as Vice President of Growth for Sono Bello, a cosmetic surgery company, from December 2016 to January 2019, where he was responsible for real estate, construction, staffing, and operational ramp-up for new clinics. During his tenure at Sono Bello, he also was responsible for the launch and testing of new products and services, including the Obalon balloon system. Prior to Sono Bello, Mr. MacDonald worked as Vice President of Technology Services for Staples, an office product company, from 2004 to 2011, and as Regional Vice President at McDonald’s from 1999 to 2004. He also has over 10 years of experience in management consulting with Ernst & Young and Oliver Wyman. Mr. MacDonald holds a B.A. degree in Economics from the University of Notre Dame, and he earned his M.B.A. from Harvard Business School.
Nooshin Hussainy has served as our Vice President of Finance since December 2011. Prior to joining us, Ms. Hussainy served as the Vice President of Accounting and Corporate Controller at GenMark Diagnostics, Inc., a molecular diagnostics company, from April 2010 to September 2011. Prior to GenMark Diagnostics, Ms. Hussainy served as the Vice President of Accounting and Corporate Controller at ACTIVE Network, LLC, a worldwide registration software and advertising company, from 2008 to 2010. Ms. Hussainy previously served as the Corporate Controller at DexCom from 2003 to 2008 and at Entropia, Inc. from 2001 to 2003. Ms. Hussainy has also served as the Assistant Controller at Thermolase Corporation. Ms. Hussainy holds a B.A. from National University.
Robert Mondore has served as our Vice President of Operations since April 2018. Prior to joining us, Mr. Mondore served as Director of Operations and Plant Manager at Medtronic Inc., a medical device company, from March 2015 to April 2018. Prior to Medtronic, Mr. Mondore served as Director of Manufacturing for Advanced Bionics, a medical device company, from March 2012 to March 2015. Mr. Mondore also served as a Manufacturing/Process Engineering Manager for Orthofix Inc., a medical device company, from January 2007 to February 2012. Prior to Orthfix, Mr. Mondore held various manufacturing engineering positions since 1996. Mr. Mondore holds a B.S. in Ocean Engineering from Florida Atlantic University and an MBA from the University of North Texas.
Daina Schmidt has served as our Vice President of Marketing since October 2018. Prior to joining Obalon, Ms. Schmidt was Senior Director of Marketing at Syneron Candela. Prior to that she was with Valeant as Sr. Director for Obagi, a position she transitioned to following Valeant's acquisition of Bausch + Lomb, where she was the Executive Director of Global Marketing for the cataract business. Ms. Schmidt also held positions at Allergan from 2002 to 2011, including Senior Director of Global Marketing for Allergan's breast implant business. Ms. Schmidt holds a B.A. in Economics from the University of Colorado and an MBA from the University of Michigan.
Neil Drake has served as our Vice President of Research and Development since November 2016. Prior to that he served in increasing roles of responsibility in both research and development and quality, engineering since joining Obalon in January 2009. Prior to Obalon, Mr. Drake served various roles in quality engineering and manufacturing engineering at Dexcom, Inc., Medtronic Vascular and Arterial Vascular Engineering dating back to September 1997. Mr. Drake attended Simon Frasier University and the British Columbia Institute of Technology and holds a Diploma in Biomedical Engineering Technology.

Corporate Governance

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.obalon.com, or by writing to our Secretary at our offices at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008.
BOARD COMPOSITION

Our Board currently consists of eight members: William Plovanic, Andrew Rasdal, Kim Kamdar, Ph.D., Raymond Dittamore, Douglas Fisher, M.D., Les Howe, Sharon Stevenson, DVM Ph.D., and David Moatazedi. As set forth in our Charter, the Board is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve until the third annual meeting following election. Our Charter and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board may have the effect of delaying or preventing a change of our management or a change in control of our company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock entitled to vote in the election of directors.
DIRECTOR INDEPENDENCE

Our Board has determined that all of our directors, other than Andrew Rasdal and William Plovanic, qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Select Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Rasdal is not independent because he previously served as the President and Chief Executive Officer, and continues to serve as Executive Chairman of our Board. Mr. Plovanic is not independent because he is the President and Chief Financial Officer of the Company. There are no family relationships among any of our directors or executive officers.
DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for identifying, considering and recruiting qualified candidates for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from stockholders, management and others as it deems appropriate. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in or relevant to the medical device industry, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008.
BOARD LEADERSHIP STRUCTURE-- SEPARATE CHAIRMAN

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Throughout 2018, the Board determined that the best interests of the Company and its stockholders were served by Kim Kamdar, Ph.D. serving as Chairman of the Board with Andrew Rasdal as our Chief Executive Officer. Commencing in January 2019, the Board determined that the Company's and its stockholders' best interests are served by Andrew Rasdal, former President and Chief Executive Officer, serving as Executive Chairman of the Board. Our Board has concluded that our current leadership structure is appropriate as it allowed our former Chief Executive Officer, Kelly Huang, and allows our current Chief Financial Officer and President, William Plovanic, to focus primarily on strategy, operations, organizational issues and business prospects, while allowing Mr. Rasdal to focus on management oversight, board leadership, risk oversight and governance related issues. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through our three standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines and our annual Board assessment. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation. The annual evaluation includes an evaluation of the Audit, Compensation and Nominating and Corporate Governance Committees.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our investor relations section of our website at www.obalon.com.
In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were six meetings of the Board during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, each director attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which such director served during the period in which he or she served as a director.
Pursuant to our Corporate Governance Guidelines, directors are invited and encouraged to attend the Company’s annual stockholder meetings. Five of our eight directors attended (in person or telephonically) our 2018 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Our Board has established three standing committees - Audit, Compensation and Nominating and Corporate Governance - each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and all members of the Compensation Committee meet the standards for independence specific to members of a compensation committee under the NASDAQ rules.
The charters of our standing board committees are available on our website at http://investor.obalon.com/. The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name of Independent Director	Audit	Compensation	Nominating and Corporate Governance
Kim Kamdar, Ph.D		X	C
Raymond Dittamore †	X	C
Douglas Fisher, M.D.			X
Les Howe †	C		X
Sharon Stevenson, DVM Ph.D.	X
David Moatazedi	X	X

C	Committee Chairperson

†	Financial Expert

AUDIT COMMITTEE

Our Audit Committee is responsible for, among other things:

•	overseeing our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	overseeing our compliance with legal and regulatory requirements;

•	reviewing and approving related-person transactions;

•	selecting, hiring and determining the compensation of our independent registered public accounting firm;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement.
The members of the Audit Committee are Messrs. Dittamore, Howe and Moatazedi and Dr. Stevenson. Mr. Howe serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and NASDAQ. Our Board has determined that Messrs. Dittamore and Howe are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met ten times in 2018.
COMPENSATION COMMITTEE

Our Compensation Committee reviews and approves policies relating to the compensation and benefits of our officers and recommends to the Board of Directors policies relating to the compensation and benefits of our directors. At least annually, the Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer, as well as, the performance of the Compensation Committee and its members, including compliance with its charter.
The Compensation Committee also grants stock options and other awards under our equity plans. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to the Chief Executive Officer (either alone or acting together with another officer) the authority to grant or amend equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee did not engage any compensation consultants in 2018.
The three independent members of our Compensation Committee are Messrs. Dittamore and Moatazedi and Dr. Kamdar. Mr. Dittamore serves as the Chairperson of the committee. The Compensation Committee met four times in 2018.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, considering, recruiting and recommending to the Board qualified nominees candidates for Board membership, developing and overseeing a process for evaluation of the performance of the Board, evaluating and making recommendations to the Board regarding the independence of our directors, and advising the Board on other corporate governance matters.
The members of our Nominating and Corporate Governance Committee are Drs. Kamdar and Fisher and Mr. Howe. Mr. Shacknai served on this committee until his resignation in July 2018. Dr. Kamdar serves as the Chairperson of the committee. The Nominating and Corporate Governance Committee met twice in 2018.

EQUITY INCENTIVE COMMITTEE

The Compensation Committee has delegated authority to our Chief Executive Officer to grant to certain employees' stock options and restricted stock under the Company’s 2016 Equity Incentive Plan covering up to 500,000 shares of stock options and 415,000 shares of restricted stock awards in the aggregate. Under this authority, an individual stock option cannot cover more than 25,000 shares and an individual restricted stock award cannot cover more than 25,000 shares. Under this authority Mr. Rasdal, our Chief Executive Officer in 2018, granted 135,907 shares of stock options and no shares of restricted stock in 2018.

Executive and Director Compensation

The following tables and accompanying narrative disclosure set forth information about the compensation provided to our Named Executive Officers during the year ended December 31, 2018, who were:

•	Andrew Rasdal, Chief Executive Officer (Executive Chairman effective January 2, 2019);

•	Kelly Huang, Ph.D., President and Chief Operating Officer (Chief Executive Officer January 2, 2019 through May 20, 2019); and

•	William Plovanic, Chief Financial Officer (President effective May 20, 2019).

On August 2, 2018, Dr. Huang was appointed as our President. Effective January 2, 2019, Mr. Rasdal transitioned to Executive Chairman of the Board and Dr. Huang was appointed as our Chief Executive Officer and retained the title of President and also began serving as a director of the Board. Effective as of May 20, 2019, Dr. Huang resigned as President, Chief Executive Officer and as a director of the Board. Concurrent with his resignation, Mr. Plovanic was appointed as President of the Company and retained his title as Chief Financial Officer. Mr. Plovanic was also appointed as a director of the Board effective May 20, 2019.
SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2018 and December 31, 2017. The positions listed are positions as of December 31, 2018.

Name and principal position in 2018	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation (3)	All other compensation ($)(4)	Total ($)
Andrew Rasdal	2018	650,000	—	—	1,145,130(5)	520,000	978	2,316,108
Chief Executive Officer	2017	650,000	—	—	—	520,000	1,184	1,171,184
Kelly Huang, Ph.D.	2018	432,000	—	183,950	305,368	199,800	4,242	1,125,360
President and Chief Operating Officer	2017	137,045	75,000	—	1,382,577	63,379	15,244	1,673,245
William Plovanic Chief Financial Officer	2018	400,000	—	127,350	381,710	155,000	949	1,065,009
_________

(1)
The amounts shown represent the full grant date fair value of restricted stock awards granted to the Named Executive Officer in the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than the amounts paid to or realized by the Named Executive Officer. For a discussion of valuation assumptions used in the calculations, see Notes 2 and 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 22, 2019. There can be no assurance that unvested awards will vest (and, absent vesting, no value will be realized by the executive for the award).

(2)
The amounts shown represent the aggregate grant date fair value of stock options granted to each Named Executive Officer in the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of valuation assumptions used in the calculations, see Notes 2 and 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 22, 2019. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options. There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the executive for the award).

(3)	Amounts for 2018 represent cash incentives paid in January 2019 with respect to 2018 performance under our 2018 bonus plan. For additional information, see “— Cash Incentive Payments”, below.

(4)
Amount represents $978 for company-paid life insurance premiums and long-term disability benefits for Mr. Rasdal and Dr. Huang and for Mr. Plovanic amount represents $949 for company-paid life insurance premiums and long-term disability benefits. Amount for Dr. Huang also includes reimbursement of $3,264 for travel expenses associated with his commute from Austin, Texas to San Diego, California pursuant to the terms of his offer letter agreement which provides that we will reimburse him for one round-trip coach class airfare ticket between Austin and San Diego for each month of the first year of his employment.

(5)
Amount represents the grant date fair value of a stock option granted to Mr. Rasdal on January 2, 2018 covering 300,000 shares of our common stock. Mr. Rasdal subsequently rescinded the stock option and forfeited any rights and interests in such stock option. Without the rescinded stock option, Mr. Rasdal's total compensation for 2018 was $1,170,978.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
The 2018 base salary for Mr. Rasdal was set in November 2016. In 2017, the Compensation Committee approved base salary increases for each of Dr. Huang and Mr. Plovanic, each effective January 1, 2018, to reward the executives for their significant contributions to the development of the Company. The 2018 base salaries were $650,000 for Mr. Rasdal, $432,000 for Dr. Huang and $400,000 for Mr. Plovanic.
Effective January 2, 2019, the Compensation Committee approved a base salary increase for Dr. Huang, to $475,000, in connection with his promotion to Chief Executive Officer of the Company. Further, in connection with Mr. Rasdal’s transition to Executive Chairman of the Board, effective January 2, 2019, Mr. Rasdal’s base salary will decrease from $650,000 to $325,000. Mr. Plovanic’s base salary was unchanged for 2019.
We expect that base salaries for the Named Executive Officers will be reviewed periodically by our Compensation Committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.
Cash Incentive Payments and Sign on Bonuses
In 2018, each Named Executive Officer participated in our annual cash incentive compensation program under which cash incentive payments were awarded based on our corporate performance. For 2018, Mr. Rasdal’s target cash incentive opportunity was 100% of his base salary; Dr. Huang’s target was 55% of his base salary; and Mr. Plovanic’s target was 45% of his base salary. Effective January 2, 2019, in connection with his promotion to serve as our Chief Executive Officer, the Compensation Committee approved a target bonus opportunity increase for Dr. Huang to 60% of his base salary. In connection with Mr. Rasdal’s transition to Executive Chairman of the Board, Mr. Rasdal will not be eligible to participate in the Company's 2019 executive bonus program.
Annual bonuses for our executive officers are based on the achievement of corporate performance objectives. In 2018, these objectives were weighted equally and included (i) FDA approval of certain of our products, (ii) achieving improvements in product quality metrics as measured by specific reductions in complaint rates, (iii) meeting a specific goal relating to earnings before interest, depreciation, amortization and stock- based compensation (i.e., EBITDASC), and (iv) achieving a certain amount of revenue.
Each performance goal had both a target measure and an “upside” measure; if the “upside” measure was attained then the executive was eligible to receive an increase in cash incentive payment equal to 10% of the executive’s base salary with respect to that measure. Based on our 2018 performance, the revenue goal was not achieved, but the Company attained the “upside” with respect to the FDA approval goal and EBITDASC goal and the “target” for the remaining performance measure. Therefore, our Compensation Committee awarded 2018 annual cash bonuses under the cash incentive compensation program of $520,000, $199,800, and $155,000 to Mr. Rasdal, Dr. Huang and Mr. Plovanic, respectively.

Equity Awards
We award stock options and stock awards to our employees, including Named Executive Officers, as the long-term incentive component of our compensation program. Awards granted since our initial public offering in September 2016 were granted under the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 Plan”); prior to our initial public offering, awards were granted under the Obalon Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”).
We typically grant equity awards to new hires upon their commencing employment with us and from time to time thereafter. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest over a four-year period, subject to the employee’s continued service with us on the vesting date, either in equal monthly installments over the four-year period or as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months. Stock option grants that were made prior to our initial public offering under the 2008 Plan generally allow employees the opportunity to “early exercise” unvested stock options by purchasing shares underlying the unvested portion of an option subject to our right to repurchase any unvested shares for the lesser of the exercise price paid for the shares and the fair market value of the shares on the date of the holder’s termination of service if the employee’s service with us terminates prior to the date on which the option vests.
The following table sets forth the number of options granted to our Named Executive Officers in 2018. Information regarding Mr. Rasdal's 2018 grant is set forth below.

Name	Grant Date	Number of Options (#)	Option Exercise Price ($)
Kelly Huang, Ph.D.	1/2/2018	80,000(1)	$7.15
William Plovanic	1/2/2018	100,000(2)	$7.15

(1)
The option vested as to 1/6th of the shares underlying the option on September 6, 2018 (i.e., the one-year anniversary of Dr. Huang’s employment commencement date) and as to 1/48th of the shares underlying the option on each monthly anniversary of the grant date thereafter, subject to continued service. In addition, any portion of the option that vested prior to the date on which Dr. Huang relocated his primary residence in accordance with certain relocation obligations would not have been exercisable until such obligations were satisfied. Dr. Huang has satisfied the relocation obligations.

(2)
The option vests as to 1/48th of the shares underlying the option on each monthly anniversary of the grant date, subject to continued service. In addition, any portion of the option that vests will not be exercisable until Mr. Plovanic relocates his primary residence to within 35 miles of the Company’s headquarters (at the time of the relocation), provided that such relocation must occur no later than January 2, 2020. The option will automatically expire if Mr. Plovanic does not satisfy this requirement prior to or on January 2, 2020.

In addition, on January 2, 2018, Mr. Rasdal was granted a stock option covering 300,000 shares of our common stock with an exercise price of $7.15 per share. Mr. Rasdal subsequently rescinded the stock option, without any consideration, and forfeited any rights and interests in such stock option. In accordance with SEC rules, the grant date fair value of Mr. Rasdal’s rescinded stock option is set forth in the Summary Compensation Table above in the column titled “Option Awards.”
The following table sets forth the number of restricted shares granted to our Named Executive Officers in 2018. Mr. Rasdal was not awarded any restricted shares.

Name	Grant Date	Number of Restricted Stock Awards (#)	Grant Date Fair Value ($)
Kelly Huang, Ph.D.	5/15/2018	65,000(1)	$183,950(2)
William Plovanic	5/15/2018	45,000(1)	$127,350(2)

(1)	The restricted stock award will vest in full on January 2, 2020, subject to the executive's continued service.

(2)	Reflects the grant-date fair value of the restricted stock awards.

Other Elements of Compensation
We provide customary employee benefits to our full- and part-time employees, including our Named Executive Officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance. In addition, eligible employees, including our Named Executive Officers, may participate in our tax-qualified employee stock purchase plan and purchase shares of our common stock on favorable terms with payroll deductions.
We also maintain a 401(k) retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Under our 401(k) plan, all eligible plan participants may contribute between 1% and 100% of eligible compensation, on a pre-tax basis, into their accounts. We have not made a matching contribution under the plan on behalf of employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents, for each of the Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2018. All stock options granted prior to our initial public offering in September 2016 are, to the extent unvested, early exercisable for shares of unvested restricted common stock and were granted under our 2008 Plan. Stock options granted after our initial public offering are generally not early exercisable and were granted under our 2016 Plan. Mr. Rasdal's January 2018 option granted was rescinded during 2018 and thus was not outstanding at December 31, 2018.

	Option Awards						Stock Awards
Name	Grant date	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)
Andrew Rasdal	8/14/2012	6/14/2012	88,943	—	$1.83	8/14/2022	—	—
	2/12/2015	1/1/2015	142,921(1)(2)(3)	—	$0.76	2/12/2025	—	—
	5/11/2016	5/11/2016	146,551(1)(3)(4)	—	$1.77	5/11/2026	—	—
	11/9/2016	11/9/2016	156,250	143,750(4)(5)	$8.74	11/9/2026	—	—
Kelly Huang, Ph.D.	9/6/2017	9/6/2017	84,133	185,097(2)(5)	$9.31	9/6/2027	—	—
	1/2/2018	9/6/2017	18,887	61,113(5)(6)	$7.15	1/2/2028	—	—
	5/15/2018	—	—	—	—	—	65,000(5)(7)	$134,550(8)
William Plovanic	3/24/2016	3/7/2016	—	—	—	—	49,210(3)(9)	$101,865(8)
	5/11/2016	5/11/2016	—	—	—	—	11,725(3)(4)	$24,271(8)
	11/9/2016	3/7/2016	37,812	17,188(4)(5)	$8.74	11/9/2026	—	—
	1/2/2018	1/2/2018	—	100,000(5)(10)	$7.15	1/2/2028	—	—
	5/15/2018	—	—	—	—	—	45,000(5)(7)	$93,150(8)

(1)
In the event that Mr. Rasdal is terminated by us without cause or resigns for good reason, not in connection with a change in control, then 100% of any unvested shares subject to the award will automatically vest, subject to Mr. Rasdal executing and not rescinding a general release of claims.

(2)
25% of the shares underlying the award will vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments for the following 36 months, subject to continued employment. The options held by Messrs. Rasdal and Plovanic were granted prior to our initial public offering and therefore are early exercisable in full (regardless of vesting). In addition, any portion of the option that vested prior to the date on which Dr. Huang relocated his primary residence in accordance with certain relocation obligations would not have been exercisable until such obligations were satisfied. Dr. Huang has satisfied the relocation obligations.

(3)
Represents awards granted prior to our initial public offering. All unvested shares subject to the award will vest and will become exercisable, as applicable, in the event that we engage in a change of control transaction (as defined in the applicable option agreement).

(4)
Shares vest in equal monthly installments over 48 months from the vesting commencement date. The May 2016 option held by Mr. Rasdal was granted prior to our initial public offering and therefore is early exercisable in full, with the unvested options early exercisable into unvested restricted shares.

(5)
In the event that the holder is terminated by us without cause or resigns for good reason (a) as to Mr. Rasdal, not in connection with a change in control or (b) as to Dr. Huang, Mr. Rasdal and Mr. Plovanic, at any time during the three months prior to a change in control or during the period beginning on the closing of a change in control and ending on the first anniversary of such closing, then 100% of any unvested shares subject to the award will automatically vest, subject to such holder executing and not rescinding a general release of claims.

(6)
1/6th of the shares underlying the award vested on the first anniversary of the vesting commencement date, and the award further vests as to 1/48th of the shares underlying the award on each monthly anniversary of the grant date thereafter, subject to continued service. In addition, any portion of the option that vested prior to the date on which Dr. Huang relocated his primary residence in accordance with certain relocation obligations would not have been exercisable until such obligations were satisfied. Dr. Huang has satisfied the relocation obligations.

(7)	100% of the shares will vest on January 2, 2020, subject to continued service.

(8)
The market value of shares of restricted stock that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2018 ($2.07) by the number of unvested shares of restricted stock outstanding under the award.

(9)	25% of the shares underlying the award will vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments for the following 36 months.

(10)
1/48th of the shares underlying the award will vest on each monthly anniversary of the grant date, subject to continued service. In addition, any portion of the award that vests will not be exercisable until Mr. Plovanic relocates his primary residence to within 35 miles of the Company’s headquarters (at the time of the relocation). The award will automatically expire if Mr. Plovanic does not satisfy this requirement prior to or on the second anniversary of the grant date.

EMPLOYMENT AGREEMENTS

Offer Letter with Andy Rasdal
In June 2008, we entered into an offer letter agreement with Mr. Rasdal, which included certain provisions related to his compensation. The offer letter provides for at-will employment and includes an annual base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. As further described below, any severance benefits included in the offer letter agreement has been superseded by the retention agreement entered into between the Named Executive Officers and the Company.
Offer Letter with William Plovanic
In March 2016, we entered into an offer letter agreement with Mr. Plovanic related to our hiring him as our Chief Financial Officer, which included certain provisions related to his compensation.
The offer letter agreement provides for an annual base salary and eligibility to participate in the Company’s annual cash bonus plan. Mr. Plovanic also received a signing bonus in the amount of $100,000.
Pursuant to Mr. Plovanic’s offer letter, he was granted a stock option to purchase 157,469 shares of Common Stock, adjusted to reflect the 2.9-to-1 reverse stock split effected in September 2016. The option will vest as to 25% of the shares on the first anniversary of the date of entering into the offer letter agreement, and on a monthly basis over a period of 36 months thereafter, in each case subject to Mr. Plovanic’s continued employment. The option is early-exercisable and subject to certain accelerated vesting in the event Mr. Plovanic is terminated by the Company without “cause” or Mr. Plovanic resigns for “good reason” at any time during the one-year period after a “change in control”, each, as described in the offer letter.
The offer letter agreement also provides for participation in our existing medical benefits program for employees. Mr. Plovanic’s employment is at-will.
Offer Letter with Kelly Huang, Ph.D.
In September 2017, we entered into an offer letter agreement with Dr. Huang related to our hiring him as our Chief Operating Officer, which included certain provisions related to his compensation. The following describes the material terms of this offer letter; however, in connection with Dr. Huang's resignation from the Company in May 2019 and him entering into a consulting agreement with us (as discussed below), Dr. Huang's offer letter terminated as of May 20, 2019.
The offer letter agreement provided for an annual base salary and eligibility to participate in the Company’s annual cash bonus plan, determined based on the achievement of applicable Company and/or individual performance goals. Dr. Huang also received a signing bonus in the amount of $75,000. Dr. Huang would have been required to repay this signing bonus in full if he did not satisfy certain relocation obligations, which he satisfied in 2018.  Under his offer letter, in 2018 the Company also reimbursed Dr. Huang for reasonable expenses for one round-trip coach class airfare ticket between Austin, Texas and San Diego, California for each month of the first year of his employment.

Pursuant to Dr. Huang’s offer letter, he was granted a stock option to purchase 269,230 shares of common stock. The option will vest as to 25% of the shares on the first anniversary of the date of entering into the offer letter agreement, and on a monthly basis over a period of 36 months thereafter, in each case subject to Dr. Huang’s continued employment. If any portion of the stock option that vested prior to the date on which Dr. Huang relocated his primary residence to the San Diego area, such portion would not have been exercisable until such relocation date. As mentioned above, Dr. Huang has satisfied this relocation requirement.
The offer letter agreement also provided for participation in our existing medical benefits program for employees. Dr. Huang’s employment is at-will.
Consulting Agreement with Kelly Huang, Ph.D.
In connection with Dr. Huang’s resignation from his position as President and Chief Executive Officer, we entered into a consulting agreement with Dr. Huang pursuant to which Dr. Huang will serve as a consultant for an initial one-year term commencing on May 20, 2019, subject to continuation by the mutual agreement of us and Dr. Huang. Under Dr. Huang’s consulting agreement, subject to his timely execution and non-revocation of a general release of claims, Dr. Huang will receive the following payments and benefits: (i) a monthly consulting fee of $39,583.33, (ii) as well as company-paid continued healthcare coverage until May 20, 2020 and (iii) each outstanding Company equity award held by Dr. Huang as of May 20, 2019 (each, a “Pre-Consulting Equity Award”) will remain outstanding and eligible to vest and, as applicable, become exercisable during the consulting period (based on Dr. Huang’s continued provision of consulting services thereafter rather than continued employment).
In the event that the consulting agreement and Dr. Huang’s consulting services are terminated prior to the expiration of the term of the consulting agreement (i) by us without cause or (ii) by Dr. Huang in connection with his commencement of employment or other service with another company or organization, and provided that such subsequent employer provides written notice stating that Dr. Huang is not permitted to provide such services while Dr. Huang continues to provide us services under his consulting agreement, then, subject to his timely execution and non-revocation of a general release of claims, Dr. Huang will receive the following payments and benefits: (A) the remaining consulting fee that would have been payable for the period commencing on the termination date and ending on May 20, 2020, payable in a single lump sum on the 30th day following the termination date, (B) the continuation of Company-paid healthcare coverage until May 20, 2020, (C) accelerated vesting of the portion of such Pre-Consulting Equity Awards that would have vested on or prior to May 20, 2020 (assuming Dr. Huang provided continued services thereafter rather than continued employment) and (D) any vested Pre-Consulting Equity Awards that are stock options will remain exercisable for the remainder of the period commencing on the termination date and ending on May 20, 2020 (but in no event beyond the maximum term of the option).
The consulting agreement also requires Dr. Huang’s continued compliance with restrictive covenants included in Dr. Huang’s offer letter, retention agreement and employee invention assignment and confidentiality agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Option Agreements
Pursuant to the terms of the applicable option agreements, the February 2015 and May 2016 stock options, which were granted prior to our initial public offering, held by Messrs. Rasdal and Plovanic will vest in full upon a “change of control transaction” (as defined therein); no other options held by our Named Executive Officers, and no options granted after our initial public officering, are subject to “single-trigger” vesting. Additionally, we have entered into retention agreements with each of the Named Executive Officers that provide for certain payments and benefits upon termination of employment or a change of control of our company. The severance benefits provided in these retention agreements superseded any severance benefits provided in the Named Executive Officers’ offer letters.
Mr. Rasdal's severance benefits
The retention agreement that we entered into with Mr. Rasdal provides for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason, outside of a change in control in exchange for a customary release of claims:

(i)	a lump sum severance payment of 12 months of base salary;

(ii)	100% acceleration of any then-unvested equity awards, including awards that would vest only upon satisfaction of performance criteria; and

(iii)	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.

If Mr. Rasdal is subject to a qualifying termination within the three months preceding a change in control (as defined in Mr. Rasdal’s retention agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreement provides the following benefits in exchange for a customary release of claims:

(i)	a lump sum severance payment of 12 months of base salary;

(ii)	a lump sum payment equal to the pro rata portion of Mr. Rasdal’s then-current target bonus opportunity;

(iii)	100% acceleration of any then-unvested equity awards that were granted after our initial public offering; and

(iv)	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.
Further, if a successor or acquiring entity does not assume, convert, replace or substitute Mr. Rasdal’s equity awards in a change of control, the vesting of those unvested awards will accelerate in full. Additionally, if Mr. Rasdal ceases to provide services to us due to his death or disability and such separation occurs within 12 months following a change in control or within three months preceding a change in control, Mr. Rasdal’s then-outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, will accelerate and become vested and exercisable as to 100% of the then-unvested shares. Mr. Rasdal’s retention agreement will be in effect for three years, with automatic three-year renewals unless notice of non-renewal is given by us to Mr. Rasdal three months prior to expiration.
As used in Mr. Rasdal’s retention agreement, “cause” means: (i) conviction for, or guilty plea to, a felony involving moral turpitude; (ii) an uncured willful refusal to comply with our lawful and reasonable instructions, or to otherwise perform duties as we lawfully and reasonably determine; (iii) any willful act of dishonesty intended to result in material gain or personal enrichment at the expense of us or any of our customers, partners, affiliates or employees; or (iv) any willful act of gross misconduct that is injurious to us.
“Good reason” means, without consent, and subject to certain exceptions, (i) a reduction in then-current base salary (except for a reduction that is part of a proportional reduction of the base salaries of all executives), bonus opportunity or commissions opportunity; (ii) our offices being moved such that the usual commuting distance is increased by more than 10 miles; (iii) a material and adverse change to duties or responsibilities; (iv) a change to title and/or role after which Mr. Rasdal is not both the Chief Executive Officer of the top-level acquiring entity whose stock is publicly traded and a voting member of its board of directors; (v) Mr. Rasdal is not, so long as he is Chief Executive Officer, a voting member of our board of directors; or (vi) we provide notice that the retention agreement will not be renewed.
Dr. Huang's and Mr. Plovanic's severance benefits
The following describes the retention agreements for Dr. Huang and Mr. Plovanic that were in effect in 2018. Dr. Huang's retention agreement terminated in connection with his resignation in May 2019.
The retention agreements that we entered into with Dr. Huang and Mr. Plovanic provide for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason, outside of a change in control in exchange for a customary release of claims:
(i) a lump sum severance payment of twelve months; and
(ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twelve months.
If either of Dr. Huang or Mr. Plovanic is subject to a qualifying termination within the three months preceding a change in control (as defined in the applicable retention agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits to such individual in exchange for a customary release of claims:
(i) a lump sum severance payment of 12 months of base salary;
(ii) a lump sum payment equal to the pro rata portion such individual’s then-current target bonus opportunity;
(iii) 100% acceleration of any then-unvested equity awards that were granted after our initial public offering; and
(iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.
Dr. Huang’s retention agreement further provided that if he did not satisfy certain relocation obligations, then the Company may terminate his employment and such termination will not constitute a severance-qualifying event for purposes of his retention agreement unless it is in connection with a change in control. Dr. Huang has satisfied these relocation requirements.

Further, if a successor or acquiring entity does not assume, convert, replace or substitute the executive’s equity awards in a change of control, the vesting of those unvested awards will accelerate in full. Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the Named Executive Officer three months prior to expiration.
As used in the retention agreements, “cause” means: (i) conviction for, or guilty plea to, a felony involving moral turpitude; (ii) an uncured willful refusal to comply with our lawful and reasonable instructions, or to otherwise perform duties as we lawfully and reasonably determine; (iii) any willful act of dishonesty intended to result in material gain or personal enrichment at the expense of us or any of our customers, partners, affiliates or employees; or (iv) any willful act of gross misconduct that is injurious to us.
“Good reason” means, without consent, and subject to certain exceptions, (i) a reduction in then-current base salary (except for a reduction that is part of a proportional reduction of the base salaries of all executives), bonus opportunity or commissions opportunity; (ii) our offices being moved such that the usual commuting distance is increased by more than 10 miles; and (iii) a material and adverse change to title, duties or responsibilities.
DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our Company do not receive compensation for their service on our Board of Directors.
In April 2017, the Board of Directors adopted a revised non-employee director compensation program (the “Director Compensation Program”).
Under the Director Compensation Program, non-employee directors receive a cash retainer for service on the Board of Directors and for service on each committee of which the director is a member. The Chairperson of the Board and of each committee received a higher retainer for such service. Cash retainers are payable quarterly in arrears. The fees paid to non-employee directors for service on the Board of Directors under the Director Compensation Program is as follows:

Cash Compensation
Board of Directors annual retainer	$35,000
Incremental annual retainer for the Chairman	$25,000
Committee Chair annual retainers
Audit	$17,500
Compensation	$12,500
Nominating and Corporate Governance	$7,500
Committee member annual retainers
Audit	$7,500
Compensation	$5,000
Nominating and Corporate Governance	$5,000

In addition, under this program, each of our non-employee directors is eligible to receive an annual stock option grant to purchase a number of shares of common stock with a value of $200,000 (determined using the Black-Scholes option value based on stock price on the date of grant), vesting in full on the earlier of the one-year anniversary of the grant date and the date of the annual meeting following the date of grant, subject to the director’s continued service. On April 17, 2018, our non-employee directors elected to reduce the value of their 2018 annual stock option grants under this program to an annual grant to purchase a number of shares of common stock with a value of $100,000, as opposed to $200,000 (determined using the Black-Scholes option value based on stock price), in an effort to ensure that the Company will have a sufficient number of shares available for issuance under its equity compensation plans to grant equity awards in connection with new employee hires, promotions and the Company’s annual equity award program to continuing employees in 2018. Additionally, new non-employee directors are eligible to receive a stock option to purchase a number of shares of common stock with a value of $300,000 (determined using the Black-Scholes option value based on stock price on the date of grant), vesting in equal monthly installments over three years, subject to the director’s continued service.

Under the terms of the 2016 Plan, the maximum aggregate number of shares subject to all equity awards granted to any non-employee director in a calendar year may not exceed 220,000 shares. Under the terms of the option grants made to our non-employee directors, upon a change in control all unvested shares subject to the stock options will vest in full.
In 2018, in accordance with the terms of the Director Compensation Program, all of our non-employee directors received their annual stock option grant, with a grant date value of $100,000 shares, on June 13, 2018, the date of our annual meeting, covering 81,774 shares of our common stock.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.
The following table sets forth information regarding the compensation of our non-employee directors earned for services rendered during the year ended December 31, 2018:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Total ($)
Kim Kamdar, Ph.D.	$70,000	$99,944	$169,944
Raymond Dittamore	$55,000	$99,944	$154,944
Douglas Fisher, M.D.	$40,000	$99,944	$139,944
Les Howe	$57,500	$99,944	$157,444
David Moatazedi	$47,500	$99,944	$147,444
Jonah Shacknai (4)	$22,500	$99,944	$122,444
Sharon Stevenson, DVM Ph.D.	$42,500	$99,944	$142,444

(1)
Mr. Rasdal, our Chief Executive Officer in 2018, is not included in this table as he was an employee of the Company in 2018 and did not receive compensation for his services as a director. All compensation paid to Mr. Rasdal for the services he provided to us in 2018 is reflected in the Summary Compensation Table. Effective January 2, 2019, Mr. Rasdal serves as our Executive Chairman of the Board and will be paid as employee and will not receive additional compensation for his services as director.

(2)	Reflects cash retainer fees earned by our non-employee directors in 2018.

(3)
Amounts represent the aggregate grant date fair value of option awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 22, 2019. As of December 31, 2018, the following outstanding option awards were held by members of our Board: Dr. Kamdar, 185,828 shares, Mr. Dittamore, 185,828 shares, Dr. Fisher, 185,828 shares, Mr. Howe, 159,966 shares, Mr. Moatazedi, 178,316 shares, and Dr. Stevenson, 185,828 shares. None of our non-employee directors hold any stock awards.

(4)	Mr. Shacknai resigned effective July 10, 2018. Mr. Shacknei forfeited his 2018 option grant in connection with his resignation.

In March 2019, the Board of Directors adopted a revised non-employee director compensation program (the “revised Director Compensation Program”). Our revised Director Compensation Program is largely identical to the one we adopted in 2017, except the annual equity awards will be in the form of restricted stock units, rather than stock options, and the value of such awards will be $100,000, rather than $200,000. Additionally, the annual restricted stock unit grants under our revised Director Compensation Program will vest in full on the earlier of the one-year anniversary of the grant date and the date of the annual meeting following the date of grant, and will be granted pursuant to a form of award agreement providing for a deferral of payment such that the shares subject to the award will be settled on the earliest of: (i) the three-year anniversary of the grant date; (ii) a “change of control event” for purposes of Section 409A of the Internal Revenue Code; and (iii) a “separation from service” within the meaning of Section 409A of the Internal Revenue Code.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at our Record Date, June 6, 2019 for:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on [29,050,751] shares of common stock outstanding as of June 6, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable or that will become exercisable within 60 days of June 6, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Shares of common stock held by our executive officers includes restricted stock awards, as the restricted shares are entitled to be voted. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, California 92008.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Domain Partners(1)..........................................................................	5,683,899	19.6%
InterWest Partners X, L.P.(2)................................................................................................	3,552,239	12.2%
Named Executive Officers and Directors
Andrew Rasdal(3)................................................................................................................	1,145,363	3.9%
William Plovanic(4).............................................................................................................	353,460	1.2%
Kelly Huang, Ph.D.(5).........................................................................................................	163,695	*
Raymond Dittamore(6)........................................................................................................	205,172	*
Douglas Fisher, MD(7).........................................................................................................	174,827	*
Les Howe(8).........................................................................................................................	205,172	*
Kim Kamdar, Ph.D.(9).........................................................................................................	243,172	*
David Moatazedi(10)...........................................................................................................	170,479	*
Sharon Stevenson, DVM Ph.D.(11).....................................................................................	1,089,767	3.7%
All current executive officers and directors as a group (15 persons)(12)............................	4,735,614	15.2%
___________

*	Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13D filed with the SEC on August 23, 2018 by Domain Partners VII, L.P., or Domain Partners, and DP VII Associates, L.P., or DP Associates. Represents (a) 5,634,329 shares of common stock held by Domain Partners and (b) 49,570 shares held by DP Associates. One Palmer Square Associates VII, L.L.C., or One Palmer Square, is the general partner of each of Domain Partners and DP Associates. James C. Blair, Brian H. Dovey, Jesse I. Treu, Nicole Vitullo and Brian K. Halak are the managing members of One Palmer Square, and share voting and investment power over the shares, and disclaims beneficial ownership of all securities other than those he or she owns directly, if any, or by virtue of his or her indirect pro rata interest as a managing member of OPSA VII. Kim Kamdar, a member of our board of directors, is a member of One Palmer Square and does not have any voting or dispositive power over these shares. The address of the filing persons is c/o Domain Associates LLC., One Palmer Square, Princeton, New Jersey 08542.

(2)
Based solely on a Schedule 13G filed with the SEC on February 14, 2019 in part by InterWest Partners X, L.P., or IWP X, and InterWest Management Partners X, LLC, or IMP X. As of December 31, 2018, represents shares of common stock held by IWP X. IMP X is the general partner of IWP X. Gilbert H. Kliman and Arnold L. Oronsky are the managing directors of IMP X, and Keval Desai and Khalad A. Nasr are venture members of IMP X, and all of these individuals share voting and investment power over the shares. Douglas Fisher, a member of our board of directors, is an Executive in Residence at InterWest Venture Management Co., an affiliate of IWP X, and a member of IMP X but does not have voting or investment power over these shares. The address of the filing persons is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)
Represents (i) 566,948 shares of common stock held by The Rasdal Family Trust dated December 10, 1996, of which Mr. Rasdal and his spouse serve as co-trustees, and (ii) 578,415 shares underlying options to purchase common stock held by Mr. Rasdal that are exercisable within 60 days of June 6, 2019, of which 30,532 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Rasdal’s cessation of service prior to vesting.

(4)
Consists of (i) 218,044 shares of common stock held by William J. Plovanic Revocable Trust Dated February 29, 2008, of which Mr. Plovanic serves as trustee, of which 41,083 shares are subject to a right of repurchase in our favor upon Mr. Plovanic’s cessation of service prior to vesting, (ii) 60,416 shares underlying options to purchase common stock held by Mr. Plovanic that are exercisable within 60 days of June 6, 2019, (iv) 45,000 restricted stock awards that are subject to vesting and (v) 30,000 shares of common stock purchased through Mr. Plovanic and Mr. Plovanic’s wife’s IRA. Mr. Plovanic has sole voting and investment power over the shares directly owned by William J. Plovanic Revocable Trust dated February 29, 2008.

(5)
Consists of (i) 65,000 restricted stock awards that are subject to vesting, (ii) 54,945 shares of common stock held by Dr. Huang, and (iii) 43,750 shares underlying options to purchase common stock held by Dr. Huang that are exercisable within 60 days of June 6, 2019.

(6)
Consists of (i) 177,700 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019, of which 3,772 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Dittamore’s cessation of service prior to vesting and (ii) 27,472 shares of common stock held by Mr. Dittamore.

(7)	Represents 174,827 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019.

(8)
Represents (i) 53,334 shares of common stock held, of which 4,311 shares are subject to a right of repurchase in our favor upon Mr. Howe’s cessation of service prior to vesting, and (ii) 151,838 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019.

(9)
Represents (i) 54,945 shares of common stock held by Dr. Kamdar, and (ii) 174,827 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019 and (iii) 13,400 shares of common stock held jointly with Dr. Kamdar's mother, as to which Dr. Kamdar has sole voting and investment power.

(10)	Consists of (i) 164,985 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019 and (ii) 5,494 shares of common stock held by Mr. Moatazedi.

(11)
Consists of (i) 174,827 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019, (ii) 27,472 shares of common stock held by Dr. Stevenson; and (iii) 546,233 shares held by Okapi Ventures, L.P., and 341,235 shares held by OV, Okapi Ventures II, L.P., or OVII. Okapi Venture Partners, LLC and Okapi Venture Partners II, LLC are the general partners of OV and OVII, respectively, and Sharon Stevenson, a member of our Board, and B. Marc Averitt, are the managing directors of Okapi Venture Partners, LLC and Okapi Venture Partners II, LLC, and share voting and investment power over these shares. Dr. Stevenson has sole voting and investment power over her shares.

(12)
Represents (i) 2,374,371 shares of common stock, of which 45,394 shares are subject to a right of repurchase in our favor upon the respective director’s or officer’s cessation of service prior to vesting, (ii) 2,183,930 shares underlying options to purchase common stock that are exercisable within 60 days of June 6, 2019, of which 55,856 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon the respective director’s or officer’s cessation of service prior to vesting and (iii) 177,313 restricted stock awards that are subject to vesting.

Certain Relationships and Related Party Transactions

The following is a summary of transactions or agreements entered into or existing since January 1, 2018 to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement captioned “Executive and Director Compensation.”

PIPE OFFERING

On August 22, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein. Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 5,494,506 shares of its common stock for aggregate gross proceeds of approximately $10.0 million (the “Offering”). The purchase price for each share was $1.82. The Offering closed on August 23, 2018. On August 22, 2018, the Company also entered into a Registration Rights Agreement with the investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the SEC within 30 days after the closing of the Offering for purposes of registering the resale of the shares sold in the Offering. The Company also agreed to use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days after the closing of the Offering (90 days in the event the registration statement is reviewed by the SEC). The Company further agreed, among other things, to indemnify the selling holders under the registration statement from certain losses, claims, damages and liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the performance of, or compliance with, the Company’s obligations under the Registration Rights Agreement. The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act.
Investors in the offering included the following related persons:

Name	Relationship to Company	Purchase Price
Domain Partners VII, L.P.	Beneficial Owner of 5% or more	$3,000,013
InterWest Partners X, LP	Beneficial Owner of 5% or more	$2,000,000
Kim Kamdar, Ph.D.	Director	$100,000
Sharon Stevenson	Director	$49,999
Les Howe	Director	$49,999
Raymond Dittamore	Affiliate of Director	$49,999
David Moatazedi	Director	$9,999
Rasdal Family Trust DTD 12/10/1996	Affiliate of Director	$200,000
Mark Brister	Chief Technology Officer	$194,998
Kelly Huang	Former President, CEO, and Director	$100,000
William J. Plovanic Revocable Trust Dated 02/29/2008	Affiliate of President, CFO and Director	$49,999
Nooshin Hussainy	Vice President of Finance	$60,000
Robert H. Mondore, Jr.	Vice President of Operations	$25,000
Neil Drake	Vice President of Research and Development	$25,000
Amy VandenBerg	Chief Clinical and Regulatory Officer	$20,000
Robin Fisher	Immediate Family Member of Director	$49,999

TRANSACTIONS WITH BADER

We are a party to a distribution agreement, originally entered into in June 2013, with Bader Sultan & Bros. Co. W.L.L., or Bader, a healthcare products distributor based in Sufat, Kuwait and a stockholder of the Company. Pursuant to the distribution agreement, as amended on July 26, 2016, we appointed Bader as the exclusive distributor of our products in the Middle East. Sales to Bader for the year ended December 31, 2018 totaled $4.4 million. The current agreement with Bader expires on December 31, 2019 and does not include the Obalon Navigation System. We are not automatically renewing the contract and, if we continued operations with Bader, we would have to negotiate a new agreement. Currently, we do not have regulatory approval for our Obalon Navigation System and Obalon Touch Inflation Dispenser in the Middle East. Bader was a 5% beneficial owner of our common stock during 2018, but no longer is a 5% beneficial owner.
FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

On April 29, 2016, we entered into an investors’ rights agreement with certain holders of our common stock and holders of our convertible preferred stock, including entities with which certain of our directors are affiliated, including InterWest Partners X, L.P., Domain Partners VII, L.P., DP VII Associates, L.P., Okapi Ventures, L.P. and Okapi Ventures II, L.P. These stockholders are entitled to rights with respect to the registration of their shares following our initial public offering under the Securities Act. These rights include demand registration rights, Form S-3 registration rights and piggyback registration rights. In any registration made pursuant to such investors’ rights agreement, all fees and expenses of underwritten registrations, including reasonable fees and disbursements of one counsel to the selling stockholders, will be borne by us and all selling expenses, including estimated underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The registration rights will terminate, as to each holder of registrable securities, on the date when such holder can sell all of its registrable securities in a single transaction pursuant to Rule 144 of the Securities Act.
INDEMNIFICATION AGREEMENTS

In connection with our initial public offering, we entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted. The indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

Our Board has adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family or affiliates of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2018, except that due to our administrative error, the Form 3, and Form 4 reflecting the new-hire option grant for Daina Schmidt was filed late.
2020 Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008 in writing not later than December 31, 2019.
Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 105th day and not later than the close of business on the 75th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2020 Annual Meeting of Stockholders no earlier than the close of business on April 9, 2020 and no later than the close of business on May 9, 2020. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after July 23, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 105th day prior to the 2020 Annual Meeting and not later than the close of business on the 75th day prior to the 2020 Annual Meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
In addition, we have engaged D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be approximately $10,500, plus reimbursement of out-of-pocket costs and expenses. Representatives of AST Financial, our transfer agent, will tabulate votes and an employee of the Company will act as Inspector of Election at the 2019 Annual Meeting.
Obalon’s Annual Report on Form 10-K

A copy of Obalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as determined on June 6, 2019 without charge upon written request addressed to:
Obalon Therapeutics, Inc.
Attention: Secretary
5421 Avenida Encinas, Suite F
Carlsbad, CA 92008
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.astproxyportal.com/ast/21066. You also may access our Annual Report on Form 10-K for the year ended December 31, 2018 at www.obalon.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
William Plovanic
Secretary
Carlsbad, California
June 13, 2019

Appendix A

CERTIFICATE OF SECOND AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
OBALON THERAPEUTICS, INC.

Obalon Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
A. The name of this corporation is Obalon Therapeutics, Inc. and the date on which the Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was October 12, 2016 (the “Restated Certificate of Incorporation”).
B. The date on which the first amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 14, 2018.
C: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation be further amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
D: The Restated Certificate of Incorporation is hereby further amended to add the following as paragraph 3 of ARTICLE IV in the form below:
“3. Reverse Stock Split.
Upon the effectiveness of the filing of this Certificate of Second Amendment (the “Effective Time”), each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified (without any further act) into a smaller number of shares such that each five (5) to twenty (20) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.
IN WITNESS WHEREOF, Obalon Therapeutics, Inc. has caused this Certificate of Second Amendment to be executed by its duly authorized officer on this day of , 2019.
OBALON THERAPEUTICS, INC.

By: __________________________
Name: William Plovanic
Title: President and Chief Financial Officer

ANNUAL MEETING OF STOCKHOLDERS OF

OBALON THERAPEUTICS, INC.

July 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21066/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230030000000000000 7 072319

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" WITH REGARD TO PROPOSAL 1 AND "FOR" WITH REGARD TO PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Kim Kamdar, Ph.D.
○ Andrew Rasdal

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Note. To transact such other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2018 Annual Report to Stockholders.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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